PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES


                                   Exhibit 21


LIST OF SUBSIDIARIES AND INVESTMENTS
--------------------------------------------------------------------------------

Registrant:

Phelps Dodge Corporation (New York).  The Registrant has no parent.

                                                                   Registrant's
                                                                   percent of
                                                                   voting power
                                                                   ------------
CONSOLIDATED SUBSIDIARIES:

Accuride Canada Inc. (Ontario)                                        100.0
Accuride Corporation (Delaware)                                       100.0
Alambres y Cables de Panama, S.A. (Panama)                             78.1
Alambres y Cables Venezolanos, C.A. (Venezuela)                        87.1
Alcoa Fios E Cabos Electricos, S.A. (Brazil)                           60.0
Burro Chief Copper Company (Delaware)                                 100.0
Cables Electricos Ecuatorianos, C.A. (Ecuador)                         67.1
Cobre Cerrillos Sociedad Anonima (Chile)                               90.0
Cocesa Ingenieria y Construccion, S.A. (Chile)                         63.0
Columbian Carbon Deutschland GmbH (Germany)                           100.0
Columbian Carbon Europa S.r.l. (Italy)                                100.0
Columbian Carbon International S.A. (France)                          100.0
Columbian Carbon Philippines, Inc. (Philippines)                       88.2
Columbian Carbon Spain, S.A. (Spain)                                  100.0
Columbian Chemicals Canada Ltd. (Ontario)                             100.0
Columbian Chemicals Company (Delaware)                                100.0
Columbian Chemicals Europa GmbH (Germany)                             100.0
Columbian International Chemicals Corporation (Delaware)              100.0
Columbian International Trading Company (Delaware)                    100.0
Columbian Tiszai Carbon Ltd. (Hungary)                                 60.0
Columbian (U.K.) Limited (United Kingdom)                             100.0
Compania Contractual Minera Candelaria (Chile)                         80.0
Compania Contractual Minera Ojos del Salado (Chile)                   100.0
Conductores de Aluminio C.A. (Venezuela)                               80.1
CONDUCEN, S.A. (Costa Rica)                                            75.4
Conductores Electricos de Centro America, Sociedad Anonima
 (El Salvador)                                                         57.6
Dodge & James Insurance Company, Ltd. (Bermuda)                       100.0
Electroconductores de Honduras, S.A. de C.V. (Honduras)                60.5
Elektrodraht Mureck, Phelps Dodge Eldra GmbH (Austria)                 51.0
Hudson Wire Company dba Hudson International Conductors
 (New York)                                                           100.0
Industria de Conductores Electricos, C.A. (Venezuela)                  87.1
Kalahari Investments Ltd. (Cayman Islands)                            100.0
Metals Fabricators of Zambia Limited (Zambia)                          51.0
Nesor Alloy Corporation (New Jersey)                                  100.0
PD Candelaria, Inc. (Delaware)                                        100.0
Phelps Dodge Australasia, Inc. (Delaware)                             100.0
Phelps Dodge Chino, Inc. (Delaware)                                   100.0
Phelps Dodge Industries, Inc. (Delaware)                              100.0
Phelps Dodge International Corporation (Delaware)                     100.0
Phelps Dodge Morenci, Inc. (Delaware)                                 100.0
Phelps Dodge Overseas Capital Corporation (Delaware)                  100.0
Phelps Dodge Refining Corporation (New York)                          100.0
Phelps Dodge Thailand Limited (Thailand)                               55.5
Phelps Dodge Wire and Cable Holdings de Mexico, S.A. de C.V.
 (Mexico)                                                             100.0
Phelps Dodge Yantai China Holdings, Inc. (Cayman Islands)              66.7
Sevalco Limited (United Kingdom)                                      100.0


INVESTMENTS CARRIED ON AN EQUITY BASIS:

Apache Nitrogen Products, Inc.                                         38.7
AOT Inc. (Delaware)                                                    50.0
Black Mountain Mineral Development Company (Proprietary)
 Limited (South Africa) (Parent - the Gold Fields of South
 Africa group controls 55.4% of the voting stock)                      44.6
Columbian Carbon Japan Ltd. (Japan)                                    50.0
Keystone Electric Wire and Cable Company Limited (Hong Kong)           20.0
Minera Phelps Dodge Mexico, S. de R.L. de C.V. (Mexico)                49.0
PDTL Trading Company Limited (Thailand)                                40.0
Phelps Dodge Philippines, Inc. (Philippines)                           40.0
SPD Magnet Wire Company (Delaware)                                     50.0
The Morenci Water and Electric Company (Arizona)                       49.0

Summarized financial  information is provided for these and other companies (see
Note 4 to the Consolidated Financial Statements of the Corporation contained in this Form 10-K) pursuant to Article 3 - General Instructions as to Financial Statements.

Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.